      As filed with the Securities and Exchange Commission on August 16, 2002
                                                      Registration No. 333-79131

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
      --------------------------------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------

                               VISTA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                        22-2870972
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation of organization)                         Identification No.)

                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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              Vista Bancorp, Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the Plan)
      ---------------------------------------------------------------------
             BARBARA HARDING, PRESIDENT and CHIEF EXECUTIVE OFFICER
                               VISTA BANCORP, INC.
                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)
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                                 WITH A COPY TO:
                             JOHN B. LAMPI, ESQUIRE
                                 SAUL EWING LLP
                          Penn National Insurance Tower
                        2 North Second Street, 7th Floor
                         Harrisburg, Pennsylvania 17101
                            Telephone: (717) 257-7553
                   ------------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum           Proposed maximum
 Title of securities to be   Amount to be registered   offering price per share      aggregate offering      Amount of registration
        registered                                                (1)                    price (1)                  fee (1)
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         25,000 shares                 $18.75                    $468,750                     $130.31
      $.50 per share
----------------------------------------------------------------------------------------------------------------------------------
(1)  Estimated in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on May 19, 1999.


      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                               VISTA BANCORP, INC.
                                    FORM S-8
                         POST EFFECTIVE AMENDMENT NO. 1
                                   (333-79131)

      On November 19, 2001, the Registrant entered into an Agreement and Plan of Merger with United National Bancorp, UnitedTrust Bank and Vista Bank, N.A. (the "Merger Agreement").

      Pursuant to the Merger Agreement, the Registrant will be merged with and into United National Bancorp which will be the surviving corporation to this merger.

      All of the conditions, regulatory approvals and shareholder approvals have been fulfilled, received or made, as the case may be. The parties to this merger have agreed that the effective date of this merger shall be August 21, 2002.

      Therefore, the Registrant deregisters the remaining unsold shares hereunder which number 14,326.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, AS AMENDED, this Post- effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature and Capacity                                                               Date
----------------------                                                               ----

Richard A. Cline, Director
Harold John Curry, Director and Chairman
Dale F. Falcinelli, Director
James T. Finegan, Director
Barry L. Hajdu, Director
Barbara Harding, Director, President and Chief Executive Officer
  (Principal Executive Officer)
David L. Hensley, Director and Executive Vice President
Mark A. Reda, Director
Marc S. Winkler, Director and Executive Vice President
J. Marshall Wolff, Director
William F. Keefe, Executive Vice President and Chief
   Financial Officer (Principal Financial and Accounting Officer)
Jill A. Pursell, Vice President and Secretary


/s/ Barbara Harding                                                              August 16, 2002
-----------------------------------------
Barbara Harding
(Attorney-in-Fact)


/s/ William F. Keefe                                                             August 16, 2002
----------------------------------------
William F. Keefe
(Attorney-in-Fact)
